Exhibit 10.1
AMENDMENT TO SENIOR MANAGEMENT AGREEMENT

This is an amendment (“Amendment”) to the Senior Management Agreement effective January 1, 2025 (the “SMA”), between Huron Consulting Group Inc. (“Huron”) and James H. Roth (“Executive”).

WHEREAS, the parties wish to extend Executive’s employment beyond the Initial Period and address Executive’s 2026 target annual bonus opportunity.

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Employment Period

Executive’s employment shall be extended for an additional one-year period beginning January 1, 2026 through December 31, 2026, subject to sections 1.3-1.5, and the parties may agree to extend for an additional one-year or longer period subject to the approval of the Board.

2.Bonus Programs

For the 2026 calendar year, Executive’s target cash bonus will be $900,000 and target equity bonus will be 20% of Executive’s Base Salary ($180,000). All equity awards (i) are subject to the applicable granting agreement and the Amended and Restated Huron Consulting Group Inc. 2012 Omnibus Incentive Plan, as amended and (ii) shall vest in four equal installments, with one-fourth vesting on the first anniversary of the grant date and one-fourth vesting on each of the next three anniversaries of the grant date; provided, however, that no shares shall vest if Executive is not employed by the Company as of such vesting date.

3.Equity Awards

The language in Section 3 of the SMA shall remain except for the following language which shall be deleted from the SMA:

“Outstanding Performance Share Awards that are subject to future Company performance shall continue to vest subject to the terms of the existing grant agreement; provided that Executive and the Company, subject to approval by the Compensation Committee, will mutually determine if changes to the 2022-2024 award agreement are warranted to reflect Executive’s time in the CEO role during the performance period.”

4.Notices

Section 10.5 shall be amended by replacing the contact individual from Kristen Bruner at kbruner@hcg.com to Hope Katz at hkatz@hcg.com.

All capitalized terms herein shall have the meaning set forth in the SMA. Except for those provisions specifically modified herein, all terms and conditions of the SMA remain in full force and effect and are not superseded in any way by this Amendment.

HURON CONSULTING GROUP INC.

By:	/s/ C. Mark Hussey

Its:	Chief Executive Officer and President

Date:	3/11/2026

JAMES H. ROTH

/s/ James Roth

Date:	3/11/2026